Exhibit 10.71

FIRST AMENDMENT TO THE

MASTER SERVICES AGREEMENT BETWEEN

EMBRAER S.A. AND EVE UAM, LLC

THIS First Amendment (“Amendment 1”) to the Master Services Agreement between Embraer S.A. and Eve UAM, LLC dated December 14, 2021(the “Original Agreement”) is made and entered this in 6th of October of 2022 by and between:

EMBRAER S.A., a corporation existing under the laws of Brazil, with its address and principal place of business is at Avenida Brigadeiro Faria Lima, 2170, in the City of São José dos Campos, State of São Paulo, Brazil (“Embraer”); and,

EVE UAM, LLC., a limited liability company organized under the laws of the State of Delaware, United States of America, having its principal place of business at 276 SW 34th Street, Fort Lauderdale, FL 33315 (“Eve”)

Embraer and Eve are referred to herein, individually, as a “Party”, and collectively as the “Parties”.

Whereas, Embraer and Eve have decided to revise certain terms of the Original Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree to amend the Original Agreement as follows:

All capitalized terms used herein, unless otherwise defined or indicated, shall have the same meaning as referred to in the Original Agreement.

1.                    MODIFIED EXHIBITS

1.1         The following Exhibit attached hereto is hereby included and become integral part of the Original Agreement:

Exhibit 4 PSP – Preliminary Studies Phase with SOW1.1 and SOW2.1

The Exhibit 4 describes the detailed scope, workshare activities and responsibilities for each Part as well as the estimated expenses and costs for PSP

2.                    ENTIRE AGREEMENT

The Original Agreement, as modified from time to time in writing by the Parties, and as modified by this Amendment 1, including all Exhibits, constitutes the complete and exclusive agreement between the Parties relating to the subject matter hereof and cancels and supersedes all previous agreements between the Parties relating thereto, whether written or oral. Furthermore, the terms and conditions contained in this Amendment 1 do not create or represent a precedent for the interpretation of any other agreements that have been or will be executed between the Parties not in relation to the subject matter hereof.

All other terms and conditions set forth in the Original Agreement, not expressly modified by this Amendment 1, are hereby expressly ratified by the Parties, incorporated by reference and remain in full force and effect. In case of any conflict between this Amendment 1 and the Original Agreement, this Amendment 1 shall prevail.

If any provision of the Original Agreement, as amended from time to time, is or becomes void or unenforceable by force or operation of law, the other provisions shall remain valid and enforceable.

In witness whereof, Embraer and Eve have caused this Amendment 1 to be duly executed and delivered by their authorized representatives, in duplicate originals, to be effective as of the day first above written.

EVE UAM, LLC

By	/s/ Andre Duarte Stein
Name:	Andre Duarte Stein
Title:	CEO

By	/s/ Luiz Felipe Ribeiro Valentini
Name:	Luiz Felipe Ribeiro Valentini
Title:	Director

EMBRAER S.A.

By	/s/ Antonio Carlos Garcia
Name:	Antonio Carlos Garcia
Title:	Executive VP Finance

By	/s/ Fabiana Klajner Leschziner
Name:	Fabiana Klajner Leschziner
Title:	EVP and General Counsel

Exhibit 4

PSP – Preliminary Studies Phase SOW1.1 and SOW2.1

[Intentionally Omitted]